Exhibit 99.2

(b)	Pro Forma Financial Information

On August 1, 2005, Micromuse Inc. (“Micromuse”) completed its acquisition of GuardedNet, Inc. (“GuardedNet”), a privately held software company based in Atlanta, Georgia, pursuant to an Agreement and Plan of Merger dated as of June 30, 2005 by and among Micromuse Inc., Brinks Acquisition, Inc. (a subsidiary of Micromuse) and GuardedNet, Inc. Subject to the terms of the merger agreement, the purchase price was $16.2 million in cash.

The following unaudited pro forma financial statements present the acquisition of GuardedNet by Micromuse accounted for using the purchase method of accounting. The unaudited pro forma financial statements are based on historical financial statements and the notes thereto of Micromuse in its annual report on Form 10-K for the year ended September 30, 2004 and its quarterly report on Form 10-Q for the nine months ended June 30, 2005 and the historical financial statements of GuardedNet filed as part of this Form 8-K/A.

The unaudited pro forma condensed combined balance sheet as of June 30, 2005 presents the financial position of Micromuse assuming the acquisition had occurred on June 30, 2005. The unaudited pro forma condensed statements of operations combine Micromuse’s historical condensed statements of operations for the year ended September 30, 2004 and the nine months ended June 30, 2005 with GuardedNet’s consolidated historical statement of operations for year ended September 30, 2004 and nine months ended June 30, 2005, respectively, giving pro forma effect to the acquisition of GuardedNet, as if the business combination had occurred at the beginning of the year ended September 30, 2004. All material adjustments to reflect the acquisition are set forth in the column “Pro forma adjustments.”

The pro forma adjustments are based on management’s estimates of the value of the tangible and intangible assets acquired. The adjustments also assume no adjustment of the cash portion of the purchase price. The actual adjustments may differ materially from those presented in these pro forma financial statements. Management has finalized its estimate of the value of intangible assets acquired based on valuation analysis performed by a valuation services firm.

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations or financial position that actually would have been realized had Micromuse and GuardedNet been combined during the specific periods. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and the historical consolidated financial statements of Micromuse and the financial statements of GuardedNet contained herein, including the notes thereto. The accompanying unaudited pro forma condensed combined financial statements are presented in accordance with Article 11 of Regulation S-X.

MICROMUSE INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2005

(in thousands, except per share amounts)

(UNAUDITED)

	Micromuse	GuardedNet	Pro forma adjustments	Note 2	Pro forma
Assets:
Current assets
Cash and equivalents	$79,031	$462	(16,200)	a	$62,944
			(349)	c
Short term investments	58,770	—			58,770
Accounts receivable, net	25,587	235	(61)	c	25,799
			38	b
Prepaid expenses and other assets	12,588	118	41	c	12,749
			2	b

Total Current Assets	175,976	815			160,262
Property and equipment, net	6,913	126	(40)	c	6,999
			—	b
Long-term investments	66,144	—			66,144
Other long-term assets	82,747	29			82,776
Goodwill and other intangible assets	15,168	—	(7)	c	33,185
			18,024	b

Total assets	$346,948	$970			$349,366

Liabilities and stockholders’ equity:
Current liabilities
Accounts payable	$4,968	$577	(442)	c	5,103
Accrued expenses	27,566	462	1,588	c	29,172
			(715)	b
			271	b
Accrued payroll	10,648	—	446	b	11,034
			(60)	b
Income taxes payable	9,352	—			9,352
Deferred revenue, current portion	63,294	686	(172)	c	63,585
			(223)	b

Total current liabilities	115,828	1,725			118,246
Other long-term liabilities	—	38	(38)	c	—
Deferred revenue, less current portion	17,765	—			17,765

Total liabilities	133,593	1,763			136,052
Stockholders’ equity:
Preferred stock	—				—
Common stock	811				811
Additional paid-in capital	230,907				230,907
Deferred Compensation	(3,111)				(3,111)
Treasury stock	(7,147)				(7,147)
Accumulated other comprehensive loss	(3,239)				(3,239)
Retained earnings	(4,866)				(4,866)
		(793)	2,591	b	—
Net Assets (Liabilities) of GuardedNet	—		(1,798)	c

Total stockholders’ equity (deficit)	213,355	(793)			213,355

Total liabilities and stockholders equity	$346,948	$970			$349,366

See accompanying notes to unaudited pro forma condensed combined financial statements

MICROMUSE INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended June 30, 2005

(in thousands, except per share amounts)

(UNAUDITED)

	Micromuse	GuardedNet	Pro forma adjustments	Note 3	Pro forma
Revenues:
License	$56,981	$1,923			58,904
Maintenance and services	59,061	1,170			60,231

Total revenues	116,042	3,093			119,135

Cost of revenues:
License	5,035	192			5,227
Maintenance and services	10,824	521			11,345
Amortization of developed technology	3,214	—			3,214
Amortization of deferred stock compensation	24	—	450	a	474

Total cost of revenues	19,097	713			20,260

Gross profit (loss)	96,945	2,380			98,875

Operating Expenses:
Sales and Marketing	46,224	2,583			48,807
Research and Development	23,990	2,132			26,122
General and administrative	20,456	936			21,392
Stock based compensation and amortization of deferred stock compensation	903	—			903
Write-off of in-process research and development	2,200	—			2,200
Restatement and related litigation costs	447	—			447
Litigation settlement expense	10,900	—			10,900
Amortization of other intangible assets	461	—	413	a	874
Restructuring costs (recoveries)	(281)	—			(281)

Total operating expenses	105,300	5,651			111,364

Income (loss) from operations	(8,355)	(3,271)			(11,626)
Interest and other income (expense), net	3,916	4	(366)	b	3,554

Income (loss) before income taxes	(4,439)	(3,267)			(8,072)
Income tax provision	1,294	—			1,294

Net income (loss)	$(5,733)	$(3,267)			$(9,366)

Per share data:
Basic net income (loss) per share	$(0.07)				$(0.12)
Diluted income (loss) per share	$(0.07)				$(0.12)
Weighted average shares used:
Basic net income (loss) per share	80,641				80,641
Diluted income (loss) per share	80,641				80,641

See accompanying notes to unaudited pro forma condensed combined financial statements.

MICROMUSE INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended September 30, 2004

(in thousands, except per share amounts)

(UNAUDITED)

	Micromuse	GuardedNet	Pro forma adjustments	Note 3	Pro forma
Revenues:
License	$75,996	$2,724			$78,720
Maintenance and services	70,581	1,020			71,601

Total revenues	146,577	3,744			150,321

Cost of revenues:
License	5,203	415			5,618
Maintenance and services	11,983	1,013			12,996
Amortization of developed technology	5,908		600	a	6,508

Total cost of revenues	23,094	1,428			25,122

Gross profit	123,483	2,316			125,199

Operating expenses:
Sales and marketing	59,254	3,738			62,992
Research and development	31,427	2,568			33,995
General and administrative	24,789	940			25,729
Restatement and related costs	5,634	—			5,634
Amortization of goodwill and other intangible assets	196	—	550	a	746

Total operating expenses	121,300	7,246			129,096

Income (loss) from operations	2,183	(4,930)			(2,747)
Interest and other income, net	3,847	2	(488)	b	3,361

Income (loss) before provision for income taxes	6,030	(4,928)			614
Provision for income taxes	(1,642)	—			(1,642)

Net income (loss)	$4,388	$(4,928)			$(1,028)

Per share data:
Basic net income (loss)	$0.06				$(0.01)
Diluted net income (loss)	$0.05				$(0.01)
Weighted average shares used in computing:
Basic net income (loss) per share	79,024				79,024
Diluted net income (loss) per share	81,502		(2,478)	c	79,024

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTE 1. BASIS OF PRESENTATION

On August 1, 2005, Micromuse Inc. (“Micromuse”) completed its acquisition of GuardedNet, Inc. (“GuardedNet”), a privately held software company based in Atlanta, Georgia, pursuant to an Agreement and Plan of Merger dated as of June 30, 2005 by and among Micromuse Inc., Brinks Acquisition, Inc. (a subsidiary of Micromuse) and GuardedNet, Inc. Subject to the terms of the merger agreement, the purchase price was $16.2 million in cash.

NOTE 2. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited pro forma condensed combined balance sheet as of June 30, 2005 gives effect to the acquisition as if it had occurred as of June 30, 2005. Under purchase accounting, the purchase price will be allocated to assets purchased and liabilities assumed based on their relative fair values with the excess recorded as goodwill.

The following information of the components and allocation of the purchase price is based on Micromuse’s evaluation and review of the assets acquired and liabilities assumed.

The components of the purchase price were as follows (in thousands):

Cash paid:
Gross cash amount	$16,200
Less cash acquired	(113)
Net cash amount	16,087
Transaction costs	271

Total net purchase price	$16,358

The following sets forth the book value, fair value, and resulting pro forma adjustments to the assets acquired and liabilities assumed:

	Book Value	Fair Value	Pro forma adjustments
Cash	$113	$113	—
Accounts receivable, net	174	212	38
Prepaid expenses and other assets	159	161	2
Property and equipment, net	86	86	—
Other long-term assets	22	22	—

Total assets	554	594

Accounts payable	135	135	—
Accrued Expenses	2,050	1,335	(715)
Accrued payroll	446	386	(60)
Deferred revenue, total	514	291	(223)

Total liabilities	3,145	2,147

Net assets	$(2,591)	$(1,553)

The following sets forth the amounts assigned to the identifiable intangible assets acquired (in thousands):

Existing technology	$2,400
Maintenance agreements and related relationships	1,100
Customer relationships	900
Trademark	200

Total	$4,600

The value of identifiable intangible assets was determined in accordance with Statement of Financial Accounting Standard No. 141, “Business Combinations”. Existing technology represents the value of the existing technology for products which have been developed and reached technological feasibility. The value is calculated based on the implicit income derived from revenues for sales of existing technology. Based on the product life cycle, historical product lives, and new functionality arising from each product release, existing technology is estimated to have a useful life of four to five years and will be amortized on a straight line basis. The value of maintenance agreements and related relationships represents the implicit income derived as a result of the fees customers pay GuardedNet when customers enter into maintenance and support contracts. Based on historical attrition rates, the useful life of the maintenance agreements and related relationships is estimated to be four to five years, and will be amortized on a straight line basis. The value of customer relationships represents revenue generated by GuardedNet from sales of future versions of the existing product to existing customers. The value is calculated based on an estimate of the implicit income derived from this. Based on customer attrition and technology obsolescence, the useful life of customer relationships is estimated to be four to five years. The value of trademark represents the estimated royalties saved because GuardedNet owns the trademark, based on an estimated royalty rate. Based on the estimated useful life of the technology, the useful life of the Trademark is estimated to be four to five years, and will be amortized on a straight line basis.

Residual goodwill has been recorded based on the purchase price remaining after allocating the purchase price to the fair market value of assets purchased less liabilities assumed and to identifiable intangible assets. Residual goodwill arises as a result of, among other factors, future unidentified new products, new technologies and new customers as well as the implicit value of future cost savings as a result of the combining of entities. In accordance with Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets”, goodwill will not be amortized but will be tested at least annually for impairment.

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

a.	To record the net cash paid for the outstanding shares of GuardedNet.

b.	To record the allocation of the purchase price as described above resulting from the acquisition of GuardedNet.

c.	To adjust for the difference in GuardedNet net assets shown on the June 30, 2005 pro-forma balance sheet and the GuardedNet net assets acquired on August 1, 2005.

NOTE 3. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred on October 1, 2003.

The following adjustments have been reflected in the unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 2005 and year ended September 30, 2004:

a.	To adjust GuardedNet’s historical amortization to the amount to be recorded based on the fair values and useful lives of the identifiable intangibles recorded in the application of purchase accounting by Micromuse.

b.	To reflect the loss of interest income using a 3% annual rate of return associated with the use of $16.4 million cash on hand ($16.2 million purchase price plus $0.3 million transaction costs less $0.1 million cash acquired) to fund the purchase of GuardedNet.

c.	To reflect the removal of common stock equivalents from weighted shares outstanding due to net loss shown on pro forma statement of operations.